Exhibit 99.1

News Release

_______________________________________________________________________________________________________________________

937 Tahoe Boulevard, Suite 210 | Incline Village, NV 89541

For Immediate Release

Vintage Wine Estates Announces Voluntary Delisting from
Toronto Stock Exchange

INCLINE VILLAGE, NV, February 18, 2022 – Vintage Wine Estates, Inc. (Nasdaq: VWE and VWEWW) (TSX: VWE.U and VWE.WT.U) (“VWE” or the “Company”), one of the fastest-growing wine producers in the U.S. with an industry-leading direct-to-customer platform, today announced that it has provided written notice to the Toronto Stock Exchange (the “TSX”) of its intent to voluntarily delist its common shares (“Common Shares”) and common share purchase warrants (“Warrants”) from the TSX. Accordingly, VWE expects that effective at the close on March 7, 2022, the Common Shares and Warrants will no longer be traded on the TSX. The Common Shares and Warrants will continue to trade on the Nasdaq Global Market and the Nasdaq Capital Market, respectively, under the symbols “VWE” and “VWEWW”.

The Company believes that the trading volume of its Common Shares and Warrants on the TSX no longer justifies the expense and administrative efforts associated with maintaining TSX listing, especially given VWE’s listing on The Nasdaq Stock Market (“Nasdaq”). The Company’s listing on Nasdaq provides its stockholders with market liquidity, and the savings in exchange fees, legal fees, and managerial time and effort to maintain a dual listing can be redirected into further advancing the business of the Company.

Pursuant to Section 720(b)(i) of the TSX Company Manual, stockholder approval is not required with regards to the voluntary delisting as an alternative market for the shares that will exist on Nasdaq. Stockholders holding shares in Canadian brokerage accounts should contact their brokers to confirm how to trade VWE shares on the Nasdaq.

About Vintage Wine Estates, Inc.
Vintage Wine Estates is a family of wineries and wines whose mission is to produce the finest quality wines and provide incredible customer experiences with wineries throughout Napa, Sonoma, California’s Central Coast, Oregon and Washington state. Since its founding 20 years ago, the Company has grown to be the 15th largest wine producer in the U.S. selling more than two million nine-liter equivalent cases annually. To consistently drive growth, the Company curates, creates, stewards and markets its many brands and services to customers and end consumers via a balanced omni-channel strategy encompassing direct-to-consumer, wholesale and exclusive brand arrangements with national retailers. While VWE is diverse across price points and varietals with over 50 brands ranging from $10 to $150 at retail, its primary focus is on the fastest growing premium segment of the wine industry with the majority of brands selling in the $10 to $20 price range. The Company regularly posts updates and additional information at www.vintagewineestates.com.

Forward-Looking Statements
Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements are all statements other than those of historical fact, and generally may be identified by the use of words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” or other similar expressions that indicate future events or trends. These forward-looking statements include, but are not limited to, the planned voluntary delisting of the Common Shares and the Warrants from the TSX and the anticipated continued listing of the Common Shares and the Warrants on Nasdaq. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of VWE. Actual events and circumstances may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the results expressed or implied by such forward-looking statements include those discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 and other reports filed from time to time with the SEC. We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts:

Investors Deborah K. Pawlowski, Kei Advisors LLC dpawlowski@keiadvisors.com Phone: 716.843.3908	Media Mary Ann Vangrin MVangrin@vintagewineestates.com